MANNING ELLIOTT
CHARTERED ACCOUNTANTS
11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7
Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 15, 2009 included in the Form S-4 Registration Statement and related Information Statement/Prospectus of Charmed Homes Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the caption "Experts".

Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 5, 2009